                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 STONE CONTAINER CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

      STONE CONTAINER CORPORATION
   [LOGO]
           150 North Michigan Avenue
           Chicago, IL 60601-7568

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON TUESDAY, MAY 14, 1996

To the Stockholders of
Stone Container Corporation:

    The Annual Meeting of Stockholders of Stone Container Corporation (the "Company") will be held on Tuesday, May 14, 1996 on the 80th Floor, The Mid-America Club, 200 East Randolph Drive, Chicago, Illinois, at 10:30 a.m. (C.D.S.T.) for the following purposes:

    1. To elect fourteen directors to serve until the next succeeding Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

    2. To transact such other business as may properly come before the meeting.

    Even though you may now plan to attend the Annual Meeting in person, please complete, date, sign and promptly return the enclosed Proxy in the envelope enclosed for that purpose, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your Proxy and vote in person, you may do so.

    Only stockholders of record at the close of business on April 1, 1996 will be entitled to vote at the Annual Meeting.

    By order of the Board of Directors.

                                                   LESLIE T. LEDERER,
                                                       SECRETARY

Chicago, Illinois, April 9, 1996

                          STONE CONTAINER CORPORATION
                             150 N. Michigan Avenue
                          Chicago, Illinois 60601-7568

                                   ----------

                         P R O X Y   S T A T E M E N T

                              I. VOTING AND PROXY

    The Annual Meeting of Stockholders of Stone Container Corporation (the "Company") will be held on Tuesday, May 14, 1996, pursuant to the By-Laws, for the purposes set forth in the accompanying notice. The only matters which the Company's management intends to present are those set forth in such notice. Management knows of no matters which will be presented by others. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to act upon them according to their best judgment.

    The close of business on April 1, 1996 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On that day, the issued and outstanding voting securities of the Company consisted of 99,150,002 shares of Common Stock, $.01 par value (the "Common Stock"). The Company first sent this Proxy Statement and enclosed Proxy to stockholders entitled to notice and to vote at the Annual Meeting on or about April 9, 1996. Each stockholder has one vote for each share of Common Stock held, except in the case of the election of directors, and the holders of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business.

    At the Annual Meeting, fourteen directors are to be elected with each stockholder being entitled to cumulate his or her votes. Under cumulative voting, each stockholder entitled to vote is entitled to vote as many votes as shall equal the number of shares of Common Stock owned multiplied by the number of directors to be elected (14). Each stockholder may cast all of such votes for a single candidate or distribute them among the number of director positions to be voted for or any two or more of them as such stockholder may see fit. Except as otherwise instructed by a stockholder, each properly executed and returned Proxy that grants authority to vote for one or more of the nominees named below will authorize the proxies to cumulate all votes which the stockholder is entitled to cast and to allocate such votes among such nominees as such proxies determine, in their sole and absolute discretion. If individuals other than the nominees named below are nominated for director of the Company, the proxies intend to distribute the number of votes as to which they have discretionary authority with respect to cumulative voting in such manner as will assure the election of all nominees named below or, if they shall have insufficient votes for such purpose, the election of as many of such nominees as is possible.

    If a quorum is present at the Annual Meeting, the fourteen candidates for director receiving the greatest number of votes will be elected. Except as otherwise instructed by a stockholder, each properly executed and returned Proxy will be voted FOR the election of the nominees named below. The enclosed Proxy permits each stockholder to withhold authority to vote for one or more of such nominees, but withholding authority to vote for a director nominee will not prevent such nominee from being elected.

    The enclosed Proxy is solicited by the Board of Directors. If the Proxy in such form is properly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon at the Annual Meeting. Such Proxy, if given, may be revoked by the stockholder executing it any time prior to its being voted by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and requesting its revocation at the beginning of the Annual Meeting.

                                 II. DIRECTORS

NOMINEES FOR DIRECTORS

    Directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders or until their successors are elected and qualified. All of the nominees except William F. Aldinger, III were elected directors at the last Annual Meeting. Mr. Aldinger has been a director since October 2, 1995, when he was appointed by the Board of Directors. It is intended that the Proxy, if given, and unless otherwise specified thereon, will be voted for the persons named below. In case any of the named nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy, if given, and unless it is otherwise specified thereon, may be voted for a substitute nominee and will be voted for the other nominees named.

                                                                                       NUMBER OF
                                                                                       SHARES OF
                                                                                         COMMON       PERCENT OF
                                                                          YEAR FIRST     STOCK          COMMON
                                                                          ELECTED A   BENEFICIALLY      STOCK
      NAME                                PRINCIPAL OCCUPATION             DIRECTOR     OWNED(C)     OUTSTANDING
- ------------------------------  ----------------------------------------  ----------  ------------  --------------
William F. Aldinger, III        President and Chief Executive Officer of         --         1,175        (a)
                                  Household International, Inc.
Richard A. Giesen* ++           Chairman of the Board and Chief                1974        15,017        (a)
                                  Executive Officer of Continental Glass
                                  & Plastic, Inc.
James J. Glasser ++             Chairman of the Board of GATX                  1986        10,500        (a)
                                  Corporation
Jack M. Greenberg+              Vice Chairman of the Board and Chief           1995           800        (a)
                                  Financial Officer of McDonald's
                                  Corporation
George D. Kennedy+              Former Chairman of the Board of                1989        13,320        (a)
                                  Mallinckrodt Group Inc.
Howard C. Miller, Jr.*+         Consultant                                     1981         2,366        (a)
John D. Nichols+                Chairman of the Board of Illinois Tool         1989         2,340        (a)
                                  Works Inc.

                                                                                       NUMBER OF
                                                                                       SHARES OF
                                                                                         COMMON       PERCENT OF
                                                                          YEAR FIRST     STOCK          COMMON
                                                                          ELECTED A   BENEFICIALLY      STOCK
      NAME                                PRINCIPAL OCCUPATION             DIRECTOR     OWNED(C)     OUTSTANDING
- ------------------------------  ----------------------------------------  ----------  ------------  --------------
Jerry K. Pearlman*+ ++          Retired Chairman of the Board and Chief        1984         7,472        (a)
                                  Executive Officer of Zenith
                                  Electronics Corporation
Richard J. Raskin               Attorney                                       1983       514,723       (a)(b)
Alan Stone*                     Consultant                                     1969     1,071,074           1.1%(b)
Avery J. Stone                  President of IDC Management Company            1969       896,715           0.9%(b)
Ira N. Stone                    Senior Vice President                          1969       951,164           1.0%(b)
James H. Stone*                 President of Stone Management                  1969       522,477       (a)(b)
                                  Corporation
Roger W. Stone*                 Chairman of the Board, President and           1969     1,705,087           1.7%(b)
                                  Chief Executive Officer

- ------------------------

*Member of the Executive Committee   ++Member of the Compensation Committee
+Member of the Audit Committee

(a) Does not exceed one percent (1%) of the outstanding Common Stock.

(b) There is included in the common stock beneficially owned in the foregoing table, Common Stock owned by spouses and associates, except those associates separately listed in the table, beneficial ownership of which is disclaimed. See footnote (b) under "Security Ownership by Management".

(c) Each person has sole voting and investment power with respect to the shares listed. Shares are shown as of February 15, 1996.

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

    The following information indicates the principal occupation and employment for the named Directors and Executive Officers for the last five years, unless otherwise indicated.

DIRECTORS:

    WILLIAM F. ALDINGER, III, born June 25, 1947, has been President and Chief Executive Officer of Household International, Inc., a major financial services company since 1994. Previously, Mr. Aldinger was Vice Chairman of Wells Fargo Bank in San Francisco from 1986 to 1994. Mr. Aldinger is a director of Household International, Inc. and Venture Board of First Source Financial.

    RICHARD A. GIESEN, born October 7, 1929, is Chairman of the Board and Chief Executive Officer of Continental Glass & Plastic, Inc., a packaging distribution company. Mr. Giesen is a director of GATX Corporation, Continere Corporation and Asia House Funds.

    JAMES J. GLASSER, born June 5, 1934, is Chairman of the Board of GATX Corporation, a leasing and financial services company. Mr. Glasser is a director of General American Transportation Corporation, GATX Leasing Corporation, The B.F. Goodrich Company, Harris Bankcorp, Inc., Harris Trust & Savings Bank and Bank of Montreal.

    JACK M. GREENBERG, born September 28, 1942, has been Vice Chairman of the Board and Chief Financial Officer of McDonald's Corporation, a food service and restaurant company, since January, 1992. Previously, Mr. Greenberg was Senior Executive Vice President of McDonald's Corporation. Mr. Greenberg is a director of Arthur J. Gallagher and Company and Harcourt General, Inc.

    GEORGE D. KENNEDY, born May 30, 1926, is the former Chairman of the Board of Mallinckrodt Group Inc. and a director of Illinois Tool Works Inc., Kemper National Insurance Co., Brunswick Corporation, American National Can Corporation and Scottsman Industries, Inc.

    HOWARD C. MILLER, JR., born September 2, 1926, is a consultant in private practice, consulting in general business matters. Mr. Miller is a director of Automobile Protection Corporation.

    JOHN D. NICHOLS, born September 20, 1930, is Chairman of the Board of Illinois Tool Works Inc., a diversified manufacturing company. Mr. Nichols is a director of Philip Morris Companies, Inc., Household International, Inc. and Rockwell International Corporation.

    JERRY K. PEARLMAN, born March 27, 1939, is the retired Chairman of the Board and Chief Executive Officer of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products. Mr. Pearlman is a director of American National Bank and Current Assets LLC.

    RICHARD J. RASKIN, born April 4, 1945, is an attorney in private practice with the law firm of Richard J. Raskin, Attorney at Law. See Footnote (b) under "Security Ownership of Management".

    ALAN STONE, born February 5, 1928, is a consultant to the Company since his retirement from the Company on December 31, 1994. Prior to his retirement, Mr. Stone was Senior Vice President of Purchasing and Transportation of the Company. See Footnote (b) under "Security Ownership of Management".

    AVERY J. STONE, born November 7, 1932, is President of IDC Management Company, a management and investment company. See Footnote (b) under "Security Ownership of Management".

    IRA N. STONE, born February 4, 1932, Senior Vice President since 1989 is responsible for Corporate Marketing, Communication and Public Affairs. See Footnote (b) under "Security Ownership of Management".

    JAMES H. STONE, born March 4, 1939, is President of Stone Management Corporation, a management consulting firm (not affiliated with the Company). Mr. Stone is a director of Fullerton Metals Company. See Footnote (b) under "Security Ownership of Management".

    ROGER W. STONE, born February 16, 1935, is Chairman of the Board, President and Chief Executive Officer. Mr. Stone is a director of McDonald's Corporation, Morton International, Inc., Stone-Consolidated Corporation, Option Care, Inc., Venepal S.A.C.A and Continere Corporation. See Footnote (b) under "Security Ownership of Management".

OTHER EXECUTIVE OFFICERS:

    JOHN D. BENCE, born June 18, 1932, Senior Vice President, European Packaging Operations, joined the Company in December 1988 and was elected Vice President in March 1989 and Senior Vice President in January 1991.

    THOMAS W. CADDEN, SR., born September 4, 1933, Senior Vice President and General Manager Industrial and Retail Packaging since 1993. Previously, Mr. Cadden was Senior Vice President and General Manager of the Corrugated Container Division.

    THOMAS   P.  CUTILLETTA,  born  July  5,  1943,  Senior  Vice  President  --
Administration and Corporate Controller, is the Company's Chief Accounting Officer. Mr. Cutilletta was elected Senior Vice President in January 1991.

    GERALD M. FREEMAN, born April 18, 1937, Senior Vice President and General Manager, Forest Products Division since 1987, is responsible for the operations of that division.

    MATTHEW S. KAPLAN, born March 13, 1957, Senior Vice President and General Manager, Corrugated Container Division, since June, 1993. Previously, Mr. Kaplan was Vice President and General Manager, Retail Bag Division. Mr. Kaplan is the son-in-law of Roger W. Stone.

    RANDOLPH C. READ, born June 4, 1952, Senior Vice President and Chief Financial and Planning Officer since January, 1996. Previously, Mr. Read was President and Chief Executive Officer of International Capital Markets Group, Inc. since 1990. Mr. Read is a director of Stone-Consolidated Corporation and Venepal S.A.C.A.

    HAROLD D. WRIGHT, born June 16, 1937, Senior Vice President North American Containerboard, Paper and Pulp Division since January, 1996. Previously Mr. Wright was Divisional Vice President of the Mill Division since September, 1988.

    GORDON L. JONES, born November 7, 1949, Vice President since January, 1995 and General Manager -- Worldwide Market Pulp Sales and Export Containerboard and Kraft Paper Sales and President of Stone Container International since June, 1993. Previously, Mr. Jones was Division Vice President of Containerboard and Kraft Paper Marketing from January, 1991 and prior to that Division Vice President Export Containerboard/Kraft Paper Sales from April 1, 1989.

    WILLIAM J. KLAISLE, born September 13, 1941, Vice President Corporate Development since April, 1993. Previously, Mr. Klaisle was Vice President, Corporate Marketing and Communications.

    LESLIE T. LEDERER, born July 20, 1948, Vice President, Secretary and Counsel since 1987.

    MICHAEL B. WHEELER, born February 15, 1945, Vice President since 1984 and Treasurer and Assistant Secretary since 1981.

MEETINGS AND COMMITTEES OF DIRECTORS

    During 1995, the Board of Directors met eight times. As to meetings of the Committees of the Board, the Audit Committee met two times; the Compensation Committee met four times and the Executive Committee did not meet. Each of the incumbent directors attended at least 75% of the aggregate of the meetings of the Board and the Committees of which he was a member.

    The Audit Committee of the Board meets, as necessary, to receive and review the results of the audits of the Company's books and records performed by the independent auditors, to review matters relating to internal auditing, accounting policies, procedures and adjustments, and to participate in the selection of independent auditors for the following year.

    The Compensation Committee of the Board meets, as necessary, to review the Company's programs for the development of management personnel and to consider recommendations and proposals to be made to the Board on directors' fees and management compensation.

    The Company's By-Laws provide, in general, that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders at which directors are to be elected only if written notice of such stockholder's intent to make such nomination has been received by the Secretary of the Company not less than 60 nor more than 90 days prior to such meeting. The By-Laws further specify the requirements of such notice. Stockholders wishing to suggest nominees for the Board may address their suggestions in writing to the Secretary of the Company, Stone Container Corporation, 150 N. Michigan Avenue, Chicago, IL 60601.

    The Executive Committee of the Board exercises the power and authority of the Board of Directors as may be necessary during intervals between meetings of the Board of Directors, subject to such limitations as are provided by law, the Company's By-Laws or resolutions of the Board of Directors.

    The members of the Audit and Compensation Committees, none of whom is an employee of the Company, and members of the Executive Committee, are indicated under "Nominees for Directors".

CERTAIN TRANSACTIONS

    As of December 31, 1995, Sunland Sales Company, a Company controlled by Mr. Avery Stone, a nominee for reelection to the Board of Directors, owed the Company $1,079,006 as a result of sales by the Company of kraft paper to Sunland.

    During 1995, the Company received a management services fee of $600,000 from Illinois Tool Works, Inc., and sold kraft paper and poly sheeting to Illinois Tool Works, Inc. approximating $1.1 million. In addition, Illinois Tool Works, Inc. sold materials and supplies to the Company approximating $5 million. Mr. John Nichols is Chairman of Illinois Tool Works, Inc. and is a nominee for reelection to the Board of Directors.

    During 1995, the Company leased equipment from GATX Corporation and its subsidiaries at an annual lease amount of approximately $2.6 million. Mr. James Glasser is Chairman of GATX Corporation and is a nominee for reelection to the Board of Directors.

    During 1995, the Company sold to McDonald's Corporation retail bags for approximately $3.475 million. Mr. Jack Greenberg, who is the Vice Chairman of the Board and Chief Financial Officer of McDonald's Corporation, is a nominee for reelection to the Board of Directors.

    During 1995, and prior to Randolph C. Read becoming an executive officer of the Company, the Company paid to Mr. Read and/or International Capital Markets Group, Inc. (a corporation of which Mr. Read was a director, officer and significant stockholder) fees of $385,415 for services and reimbursement of expenses incurred in connection with such services. Also during 1995, the Company sold to Con Pac, Inc. certain of the Company's products for $370,772 and purchased from Con Pac products for $126,995. Mr. Read is a director of this private corporation.

    During 1995, Mr. George Kennedy failed to file on a timely basis one report required by Section 16(a) of the Securities Exchange Act of 1934, as amended with respect to one purchase of the Company's Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of February 15, 1996, the following persons were known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company:

                                                NUMBER OF SHARES
                                                 OF COMMON STOCK      PERCENT OF
                                                  BENEFICIALLY       COMMON STOCK
      NAME AND ADDRESS                              OWNED(1)         OUTSTANDING
- ----------------------------------------------  -----------------   --------------
Wellington Management Company/The Vanguard          9,470,000               9.55%
 Group(2)(3)..................................
 75 State Street                 P.O. Box 2600
 Boston, MA 02109              Valley Forge,
 PA 19482
Goldman, Sachs & Co...........................      8,469,912               8.40%
 85 Broad Street
 New York, NY 10004
Neuberger & Berman............................      5,408,044               5.46%
 605 Third Avenue
 New York, NY 10158-3698

- ------------------------
(1) Information with respect to beneficial ownership is based upon information furnished by each owner.

(2) Wellington Management Company ("WMC"), in its capacity as investment adviser, may be deemed to have beneficial ownership of these shares, which are owned by the Vanguard/Windsor Fund. WMC reports that it has sole/shared voting power as to no shares, and shares dispositive power as to 9,470,000 shares.

(3) Vanguard/Windsor Fund reports that it had sole voting power and shared dispositive power with respect to the reported shares. These shares are also included in the shares beneficially owned by Wellington Management Company, as investment adviser to Vanguard/Windsor Fund, as explained in note (2).

SECURITY OWNERSHIP OF MANAGEMENT

    As of March 1, 1996, each of the executive officers named in the Summary Compensation Table, individually, and all directors and executive officers as a group, beneficially owned the following shares of Common Stock of the Company:

                                                 NUMBER OF
                                                 SHARES OF
                                                COMMON STOCK    PERCENT OF
                                                BENEFICIALLY   COMMON STOCK
      NAME                                         OWNED        OUTSTANDING
- ----------------------------------------------  ------------  ---------------
Arnold F. Brookstone..........................      126,668         (a)
Thomas W. Cadden, Sr..........................       73,855         (a)
James B. Heider...............................       25,846         (a)
Morty Rosenkranz..............................       90,005         (a)
Roger W. Stone................................    1,705,087        1.7%(b)
All directors and executive officers as a        11,113,645       11.2%(b)
 group........................................

- ------------------------
(a) Does not exceed one percent (1%) of the outstanding Common Stock.

(b) The shares of Common Stock owned by all directors and executive officers as a group include those of Jerome H. Stone and Marvin N. Stone, each of whom is a Founding Director and as such is, pursuant to the Company's By-Laws, entitled to attend and participate at meetings of directors but have no vote. Jerome H. Stone, Marvin N. Stone and Norman H. Stone (deceased) are brothers. Alan Stone and Ira N. Stone are sons of Norman H. Stone. Avery J. Stone and Roger W. Stone are sons of Marvin N. Stone. James H. Stone is the son and Richard J. Raskin is the son-in-law of Jerome H. Stone. Matthew S. Kaplan is the son-in-law of Roger W. Stone. The members of the Stone family own an aggregate (but not as a group) of approximately 12,500,000 shares of Common Stock (approximately 12.5% of the outstanding shares).

                               III. COMPENSATION

    The following table sets forth the compensation paid to, as well as the value of stock awards earned by, the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                            -------------------------
                                                 ANNUAL COMPENSATION         RESTRICTED   SECURITIES
                                            ------------------------------     STOCK      UNDERLYING
  NAME AND PRINCIPAL POSITION      YEAR         SALARY        BONUS ($)     AWARDS(S)(1)    OPTIONS
- -------------------------------  ---------  --------------  --------------  ------------  -----------
Roger W. Stone                        1995  $      790,000        --                -0-       201,700
 Chairman, President and              1994         730,000        --         $  395,604            --
 Chief Executive Officer              1993         730,000        --            395,604            --
Morty Rosenkranz*                     1995         461,000        --         $  314,588(2)          --
 Executive Vice President             1994         420,000        --            156,553            --
                                      1993         410,000        --            156,545            --
Arnold F. Brookstone *                1995         356,500        --         $  210,808(2)          --
 Executive Vice President             1994         320,000        --            104,844            --
                                      1993         310,000        --            113,004            --
James B. Heider**                     1995         323,500      87,900              -0-        37,400
 Senior Vice President                1994         285,000        --         $   87,774            --
                                      1993         275,000        --             87,770            --
Thomas W. Cadden, Sr.                 1995         275,500      81,050       $  210,808(2)          --
 Senior Vice President                1994         250,000        --             80,646            --
                                      1993         244,000        --             80,647            --

- ------------------------
(1) Except as described in note (2) below, awards of shares of restricted Common Stock made under the Long-Term Incentive Plan do not vest until the fifth anniversary of the award. Dividends on shares of restricted stock will be paid at the same time and at the same rate as dividends on all other shares of the Company's Common Stock. The aggregate number and value of each named executive's restricted stock holdings as of December 31, 1995 are as follows: Mr. Stone, 158,153 shares, $2,273,449; Mr. Rosenkranz, 66,905 shares, $961,759; Mr. Brookstone, 45,271 shares, $650,771; Mr. Heider, 24,123 shares, $346,768 and Mr. Cadden, 37,959 shares, $545,661. Mr.
    Rosenkranz and Mr. Brookstone received all of their respective restricted shares upon their retirement in January, 1996 except for the restricted shares awarded in 1995 as explained in footnote (2) below. Mr. Heider forfeited his restricted shares in January, 1996.

(2) In 1995, shares of restricted stock were awarded to Mr. Rosenkranz, Mr. Brookstone and Mr. Cadden and vesting of these shares are subject to performance levels of the Company Common Stock over the three year period ending December 31, 1997. Such share awards will become vested on January 23, 1998 if the average annual return to stockholders has been at least 5% in such period which will result in 40% vesting; 7.5% in such period which will result in 50% vesting, 10% in such period which will result in 75% vesting, 12.5% in such period which will result in 90% vesting or 15% in such period which will result in 100% vesting. If the returns to stockholders are not achieved as of December 31, 1997, the stock or portions of such stock will be forfeited at that time.

 *  Retired effective January 31, 1996

**  Resigned from the Company January 31, 1996

                             OPTION GRANTS IN 1995

    The following table provides information with respect to option grants made during 1995 to each of the executives named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                               POTENTIAL
                                                                                                               REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                              INDIVIDUAL GRANTS (1)                         ANNUAL RATES OF
                                         ----------------------------------------------------------------     STOCK PRICE
                                          NUMBER OF                                                         APPRECIATION FOR
                                         SECURITIES      % OF TOTAL OPTIONS/                                  OPTION TERM
                                         UNDERLYING          GRANTED TO          EXERCISE OR               ------------------
                                          OPTIONS/          EMPLOYEES IN         BASE PRICE   EXPIRATION       GRANT DATE
      NAME                               GRANTED (#)         FISCAL YEAR           ($/SH)        DATE        PRESENT VALUE
- ---------------------------------------  -----------  -------------------------  -----------  -----------  ------------------
Roger W. Stone.........................     172,400               16.9%           $  18.00       1/23/05          913,720
                                             29,300                2.9%              19.625      5/09/05          169,061
James B. Heider **.....................      37,400                3.7%              18.00       1/23/05          198,220
                                              6,400                 .6%              19.625      5/09/05           36,928
Morty Rosenkranz*......................         -0-                -0-                  n/a          n/a               n/a
Arnold F. Brookstone*..................         -0-                  -0-                n/a          n/a               n/a
Thomas W. Cadden, Sr...................         -0-                  -0-                n/a          n/a               n/a

- ------------------------
 *  Retired from the Company January 31, 1996

**  Resigned from the Company effective January 31, 1996

(1) Each executive officer who received an award of stock options under the Company's 1993 Incentive Option Plan (1993 Plan) and the Company's 1995 Long-Term Incentive Plan (1995 Plan) is eligible to exercise the option for a ten year period. Options granted under both plans are vested over a five year period with a right to exercise 25% of the option 24 months after the grant and 25% in each of the remaining three years. The 1993 Plan permits the exercise of the option within three months subsequent to the termination of employment. In the event of death or disability the option can be exercised within one year from such event. Currently the option agreements under the 1995 Plan do not permit the exercise of an option upon voluntary termination or termination for cause. In the event of death, disability or other terminations, the option is exercisable until the expiration of the option grant. In the event of a change-in-control all options granted become immediately vested.

                          AGGREGATED OPTION EXERCISES
                    IN 1995 AND 1995 YEAR END OPTION VALUES

                                                                                SECURITIES UNDERLYING
                                                                                      NUMBER OF
                                                                                 UNEXERCISED OPTIONS          UNEXERCISED VALUE
                                                                                   AT 1995 YEAR END            OF IN THE MONEY
                                          SHARES ACQUIRED        VALUE      ------------------------------       OPTIONS AT
                                            ON EXERCISE        REALIZED       EXERCISABLE    UNEXERCISABLE      1995 YEAR END
                                        -------------------  -------------  ---------------  -------------  ---------------------
Roger W. Stone........................             -0-               -0-             -0-          201,700               -0-
Morty Rosenkranz......................             n/a               n/a             n/a              n/a               -0-
Arnold Brookstone.....................             n/a               n/a             n/a              n/a               -0-
James Heider..........................             -0-               -0-             -0-           43,800               -0-
Thomas Cadden.........................             n/a               n/a             n/a              n/a               -0-

SALARIED EMPLOYEES RETIREMENT PLAN

    The Stone Container Corporation Salaried Employees Retirement Plan (the "Retirement Plan") provides for the payment of a monthly pension to retiring salaried employees equal to the larger of (a) 1.67% of his or her average monthly compensation based on the highest 60 consecutive months compensation (within the last 180 months) for each year of service to a maximum of 30 years of service, reduced by 3/4 of 1% of the employee's covered compensation under social security or (b) 1% of such average monthly compensation (not greater than $900) for each year of service. This benefit is then reduced, if applicable, by the monthly retirement income that could be provided on an actuarial equivalent basis from the employee's participation in certain previously sponsored retirement plans of the Company. Employees become vested for retirement income benefits after completion of 5 years of service or, if earlier, upon reaching age 65. The payment or accrual in respect of any specified person is not and cannot readily be separately or individually calculated by the actuaries for this defined benefit plan. The following table shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years-of-service classifications.

                               PENSION PLAN TABLE

                ILLUSTRATIVE PROJECTED ANNUAL RETIREMENT BENEFIT
       FOR SELECTED REMUNERATION AND YEARS OF SERVICE CLASSIFICATIONS(A)

                                                                  YEARS OF SERVICE AT RETIREMENT
                                                  ---------------------------------------------------------------
REMUNERATION(B)                                       15           20           25           30           35
- ------------------------------------------------  -----------  -----------  -----------  -----------  -----------
$ 100,000.......................................  $    25,050  $    33,400  $    41,750  $    50,100  $    50,100
  150,000.......................................       37,575       50,100       62,625       75,150       75,150
  200,000.......................................       50,100       66,800       83,500      100,200      100,200
  250,000.......................................       62,625       83,500      104,375      125,250      125,250
  300,000.......................................       75,150      100,200      125,250      150,300      150,300
  400,000.......................................      100,200      133,600      167,000      200,400      200,400
  600,000.......................................      150,300      200,400      250,500      300,600      300,600
  800,000.......................................      200,400      267,200      334,000      400,800      400,800
 1,000,000......................................      250,500      334,000      417,500      501,000      501,000

- ------------------------
(a) Benefit shown would be reduced by 3/4 of 1% of the retiree's covered compensation under social security while employed by the Company, as defined in the Retirement Plan, and would be limited to the extent required by the provisions of the Internal Revenue Code of 1986. Under federal law, an employee's benefits under a qualified pension plan such as the Retirement Plan are limited to certain maximum amounts. The Company maintains the Stone Container Corporation Excess Benefit Plan, which supplements the benefits of any participant in the qualified pension plan by direct payment of a lump sum or by an annuity, on an unfunded basis, of the amount by which any participant's benefits under the pension plan are limited by law. The table illustrates the amount of annual pension without regard to such limitations for an employee retiring in 1996 calculated on a single life annuity basis.

(b) In estimating the annual benefit it is assumed that the five year average monthly compensation is equal to 1995 earnings.

    The compensation covered by the Retirement Plan includes salary and any bonus earned. The years of service as of January 1, 1996 for such individuals are: 39.4 for Mr. Stone, 31.9 for Mr. Rosenkranz, 17.6 for Mr. Cadden, 30.7 for Mr. Brookstone and 15.2 for Mr. Heider.

                           COMPENSATION OF DIRECTORS

    Non-employee directors receive an annual retainer of $25,000 for their services plus $1,000 per meeting for attendance at Board and Board Committee meetings. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an additional $3,000 per year retainer. In addition each non-employee director receives an annual award of 300 shares of the Company stock. Under the Company's unfunded deferred director fee plans, a director may elect to defer payment of his director's fees to the year following the director's retirement from the Board of Directors, plus earnings on the deferred amounts under various options. In addition, the Company maintained a policy pursuant to which it appointed a director with ten or more years of service as a director to be a consultant to the Company for a period of five years after retirement from the Board with an annual consulting fee, equal to an annual fee based upon the director's retainer in effect at the date of retirement. On January 23, 1995, this policy was amended to reduce the service requirement to five years of service and to retain the Director as a consultant for the number of years equal to the number of years the Director served on the Board with an annual consulting fee equal to the director's retainer in effect at the date of retirement.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Board of Directors has authorized management to execute continuity contracts for corporate and divisional officers (other than Roger W. Stone) who, with certain exceptions approved by the Board of Directors, have been employed by the Company for at least five years, providing for continuation of salary, bonus (based upon the average bonus for the last three calendar years) and certain fringe benefits, in the event of involuntary termination of employment after a change in control as defined in such continuity contracts, which includes the acquisition by a person or a group (other than those which are exempt) of 20% or more of the Common Stock of the Company. Payments under these contracts would continue until the earliest of three years from the date of such officer's involuntary termination, age 70, death, disability or an offer of comparable employment. The Company has entered into such contracts with each of the individuals named in the Summary Compensation Table other than Mr. Stone. The amount of such payments to be received by each individual named in the Summary Compensation Table is dependent upon whether such individual obtains employment elsewhere. Any amounts received by such individual from other employment will offset the payment made pursuant to these contracts.

    The Company entered into consulting agreements in 1974 with each of Messrs. Jerome H. Stone, Marvin N. Stone and Norman H. Stone (deceased), under which each serves or was to serve as a consultant to the Company for a fee of $80,000 per annum during his lifetime and, should he die leaving a widow, $40,000 per annum to such widow during her lifetime. Mr. Norman H. Stone died during 1985 and his widow receives the specified payments. The consulting fees are in addition to the retirement benefits previously noted.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Roger W. Stone, Chairman of the Board, President and Chief Executive Officer of the Company, serves as a director of Continere Corporation, whose Chairman and Chief Executive Officer, Richard A. Giesen, serves on the Compensation Committee of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The  Compensation  Committee,  consisting  of Mr.  Giesen  as  Chairman, Mr.
Glasser and Mr. Pearlman, has provided the following Board Compensation Committee Report on Executive Compensation.

COMPENSATION POLICY

    Under the direction of the Compensation Committee of the Board of Directors, the Company's executive compensation program is based upon a "pay for performance" philosophy and is designed to attract and retain highly qualified, key executives by offering competitive base compensation supplemented with performance-based incentives linked to corporate performance factors and position within the Company. The Company has designed and administered executive compensation programs so that compensation is linked to Company performance and so that the interests of executives are aligned with the interests of stockholders. This philosophy is articulated in the following guiding principles of the Company's compensation programs:

    -A significant percentage of compensation will be determined by the Company's annual and long term financial performance, including the creation of stockholder value.

    -Compensation programs will be designed to encourage and balance the attainment of short term operational goals and long term strategic goals.

    -Total compensation will be targeted at competitive levels to allow the Company to attract, retain and motivate highly qualified employees; however, a greater percentage of compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest.

    -Compensation programs will be designed to encourage stock ownership by executives.

There are three elements to the Company's compensation program, each consistent with its compensation philosophy: annual base salary, annual cash bonus incentives and long term incentives. Both the annual and the longer term incentives are directed toward specific financial measures, including earnings growth and total return to stockholders, with each of the targets calling for progressively excellent results. The total compensation package is designed to be competitive with compensation programs offered to comparable executive officers in a hybrid model group consisting of a pool of executive officers who are currently employed in similar positions in comparable paper companies and with other companies with sales in excess of $1 billion (the "Peer Group"). The Company believes that its total compensation practices will be competitive if the Company performs within the targets established by the Company both on the basis of short-term and long-term goals. In 1995, the Company achieved its short-term goals but did not achieve its long-term goals due to underlying performance of the Company's Common Stock.

BASE SALARIES

    All executive officer base salaries are reviewed and adjustments, if any, are approved annually by the Compensation Committee. The Company's executive officers' base salaries are targeted to be in the 50th percentile of the average base salaries of similarly situated executive officers within the Peer Group, and a salary range is established for each position with the midpoint of the range being set at such 50th percentile level. Any adjustment in an executive officer's base salary is made each year based upon an evaluation of individual performance subject to corporate salary budget guidelines and the relationship of current salary level to the midpoint of the applicable salary range. Although competitive practices are viewed importantly, the Company and the Compensation Committee concur in the view that the most important considerations in setting annual compensation are individual merit and the Company's financial performance.

    In March, 1995, the Compensation Committee reviewed executive officer salaries to consider adjustments thereto. Based upon the Company's current performance and economic conditions, the Committee recommended to the Board that an adjustment should be made to current salary level of the CEO effective March 1, 1995. The Board adopted this recommendation effective March 1, 1995. The increases to compensation were based upon individual performance as well as the performance of the responsibility area of the executive as well as corporate performance. The Compensation Committee recommended and the Board awarded the other executive officers named in the Summary Compensation Table increases in compensation based upon their individual performance.

SHORT-TERM INCENTIVE AWARDS

    The short-term incentive award component of the Company's executive compensation program is based on the Company's consolidated operating division profits and the Company's consolidated net income for the fiscal year just completed. The program provides for the payment of cash incentive awards to participants to the extent that actual consolidated operating division profits or operating division profits, as applicable, and the Company's consolidated net income meet or exceed certain target levels. Early in the calendar year, the Committee establishes targeted consolidated operating division profit at four distinct levels which trigger incentive payouts. The target levels for operating division executives are established based upon budgeted consolidated operating division profits for the fiscal year. For staff executives, the target levels are based upon consolidated net income. To the extent that the Company attains a targeted performance level, each participant is entitled to receive a cash incentive award. Such cash awards are based upon the performance level attained and each participant's level of responsibility within the Company, ranging from 40% to 100% of the participant's base salary multiplied by the incentive payout percentage established for the targeted performance level attained. The four levels of targeted profit are competent, commendable, excellent, and distinguished. A participant will earn anywhere from 0% to 100% dependent on the target level attained. In the event, however, that the Company does not have positive consolidated net income for the relevant year all participants will be limited to 2/3 of the maximum payout regardless of the consolidated operating division profits or operating division profits, as applicable. For purposes of the foregoing, consolidated operating division profits is defined as profit prior to interest expense, corporate expenses, non-recurring charges and income taxes. Executive officers, including the CEO, earned short-term incentive awards for 1995 which were paid in 1996. The amounts shown in the Summary Compensation Table do not include the bonuses paid in 1996. Bonuses for 1995 paid in 1996 were paid at approximately 86% of the targets set for Consolidated Net Income.

EQUITY-BASED COMPENSATION

    An important consideration in the design of the Company's compensation program is the use of stock to encourage ownership by management. Equity-based compensation of executive officers was determined by the Compensation Committee of the Board. In 1995, 42 individuals were eligible to receive grants of stock options under two employee stock option plans: the 1995 Long-Term Incentive Plan (the "1995 Plan") and the 1993 Stock Option Plan (the "1993 Plan" and together with the 1995 Plan, the "Plans").

    In January, 1995, options were granted under the 1993 Plan at an exercise price equal to fair market value of the Company's Common Stock on the close of business on the date of the grant, and, in general, vest in increments over a period of five years after the date of grant of the option, subject to earlier termination of the option upon voluntary or for termination of employment for cause and subject to automatic acceleration of vesting upon death, disability or retirement of the optionee or a change in control of the Company. All options granted under the 1993 Plan expire ten years from the date of grant, unless previously terminated or unless a shorter term is provided in the option agreement. Executives were granted options to correlate the performance of the Company to the amount of long-term incentive compensation received. Options were granted based upon the executives "job value" percentage at the 75th percentile, multiplied by such executives "job value" divided by the present value of the stock price of the Company on the grant date.

    In May, 1995, upon the recommendation of the Compensation Committee and the Board, the stockholders approved the 1995 Plan. The Compensation Committee granted further options under the 1995 Plan in May of 1995 as a result of the 1993 Plan having insufficient shares to complete the 1995 award which were based upon the factors described below. The provisions of the grant were similar to the grants issued in January of 1995 under the 1993 Plan. All options issued were non-qualified options. As a result of certain provisions in the 1993 Plan relating to the time requirements of exercise of options subsequent to retirement, executive officers who were within 5 years of expected retirement were awarded performance based restricted stock under the Company's 1992 Long-Term Incentive Plan which had a vesting schedule over a three year period. The value of the award is based upon an eligible employee's job value percentage multiplied by such employee's job value salary at the 75th percentile. The resultant value is then divided by the price of the Company's Common Stock on the close of business in the calendar year preceding the date of the grant. The awards will vest only to the extent the Company achieves targeted stock prices. Failure to achieve the targeted stock prices will result in forfeiture of all or a portion of the stock award.

    During 1995, recommendations for grants of options to individual executive officers were made based upon a market analysis of grants made to officers at similar levels of responsibility by other companies, and also in comparison to certain other companies in the paper industry with comparable product lines. The Compensation Committee as administrator of the Plans determined stock option awards for executive officers of the Company based on a comparison of what officers in comparable positions at other companies receive in terms of the face value of the options at the time of grant, expressed as an annualized award size as a multiple of base salary. The value of the options will increase as the price of the Company's Common Stock increases which while not assured will have a correlative relationship to the Company's long-term performance.

    The Compensation Committee awarded options to executive officers under the Plans in accordance with the goals of the respective plans, and upon a review of each officer's individual performance goals, achievements, and long-term potential to the Company. During fiscal year 1995, grants were awarded under the Plans to 42 employees, of whom three were officers named in the Summary Compensation Table.

    The Chief Executive Officer received 201,700 shares under the Plans in 1995, based upon a 100% job value percentage.

    As often as seems appropriate, but at least annually, the Compensation Committee studies the Company's executive compensation programs to judge their consistency with the Company's compensation philosophy, their support of the Company's strategic and financial objectives and their market competitiveness. The Company's performance targets will be changed from time to time so as to maintain the most effective relationship between performance and compensation.

    The limitation on the tax deductibility of executive compensation in excess of $1 million under the Omnibus Budget Reconciliation Act of 1993 may impact the Company. The Company received Stockholder approval of the 1995 Long-Term Incentive Plan and the 1995 Key Executive Short-Term Incentive Plan and the Company believes that these plans are qualified performance-based compensation. Accordingly, compensation in excess of $1 million paid under these plans would be deductible. In 1995, none of the executive officers named in the Summary Compensation Table had current compensation in excess of $1 million.

                                          COMPENSATION COMMITTEE
                                          Richard A. Giesen -- Chairman
                                          James J. Glasser
                                          Jerry K. Pearlman

                             IV. PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1990 as the base) with the cumulative total return of the S & P Composite 500 Stock Index and the S & P Paper and Forest Products Composite Index for the period of five years commencing January 1, 1991 and ended December 31, 1995.

                     COMPARISON OF FIVE YEAR TOTAL RETURN*
                 AMONG STONE CONTAINER CORP., S&P 500 INDEX AND
                      S&P PAPER & FOREST PRODUCTS INDEX**

                                      [GRAPH]

                                                                                S&P
                                                                              PAPER &       STONE
                                                                 S&P 500    FOREST PROD   CONTAINER
                                                               -----------  -----------  -----------
1990.........................................................      100.00       100.00       100.00
1991.........................................................      130.47       126.84       233.15
1992.........................................................      140.41       145.03       156.10
1993.........................................................      154.56       159.84        89.70
1994.........................................................      156.60       166.55       161.92
1995.........................................................      215.45       183.37       136.18

                            V. INDEPENDENT AUDITORS

    The Board of Directors has, upon recommendation of its Audit Committee, selected the certified public accounting firm of Price Waterhouse LLP as independent auditors of the accounts of the Company for the year ending December 31, 1996. Price Waterhouse LLP served as independent auditors of the Company during the past fiscal year. Price Waterhouse LLP has advised the Company that neither it, nor any of its partners, has or has had any direct or indirect financial interest in the Company or any of its subsidiaries. It is expected that a representative of Price Waterhouse LLP will be present at the Annual Meeting of Stockholders. Such representative may make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                          VI. DISCRETIONARY AUTHORITY

    While the notice of the Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, management is not aware of any matters to be presented for action by the stockholders at the meeting other than as set forth in this Proxy Statement. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                VII. COST OF SOLICITATION; STOCKHOLDER PROPOSALS

    The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

    Stockholders are referred to the Company's Annual Report for the fiscal year ended December 31, 1995 which has been mailed to stockholders, for financial and other information about the activities of the Company for such fiscal year. The Annual Report is not to be deemed incorporated in the Proxy Statement nor is it to be deemed a part of the proxy solicitation material. In addition, D.F. King & Co., Inc., 77 Water Street, New York, NY 10005 has been engaged to solicit proxies for the Company. The anticipated fees of D.F. King & Co., Inc. are $4,000, plus certain expenses.

    Under the rules of the Securities and Exchange Commission (the "SEC"), in order to be considered for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders (to be held May 13, 1997), a stockholder proposal must be received by the Secretary of the Company at the offices of the Company at 150 N. Michigan Avenue, Chicago, IL 60601-7568 no later than the close of business on December 15, 1996, as well as meet other SEC requirements. In addition, the Company's By-Laws provide, in general, that any stockholder who proposes to bring any item of business before an annual meeting of stockholders must be a stockholder entitled to vote at such meeting and written notice of such business must have been received by the Secretary of the Company, not less than 60 nor more than 90 days prior to such annual meeting, except as provided by the By-Laws.

    By order of the Board of Directors.

                                                    Leslie T. Lederer
Chicago, Illinois -- April 9, 1996

      STONE CONTAINER CORPORATION
   [LOGO]
           150 North Michigan Avenue
           Chicago, IL 60601-7568

T his entire document is printed on 75 brightness Mando-Registered Trademark-
  Prime from Stone-Consolidated's Fort Frances mill.

                             VOTING INSTRUCTION FORM
                           STONE CONTAINER CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1996
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of Stone Container Corporation credited to my account, at the Annual Meeting of Stockholders to be held at the Mid-America Club, 200 East Randolph Drive, 80th floor, Chicago, Illinois 60601 on Tuesday, May 14, 1996, at 10:30 a.m. (C.D.B.T.), and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the Trustee without direction being given, this proxy will be voted FOR Proposal 1.

/X/ PLEASE MARK VOTE AS SHOWN


                                           WITHHOLD         FOR all nominees
                                       AUTHORITY to vote  listed below (except
                                       For all nominees     as may be marked
                                  FOR    listed below    to the contrary below)
1.   ELECTION OF DIRECTORS        / /        / /                 / /

The Board of Directors recommends that stockholders vote FOR all of the nominees listed below.

William F. Aldinger, III, Richard A. Giesen, James J. Glasser, Jack
M. Greenberg, George D. Kennedy, Howard C. Miller, Jr., John D. Nichols, Jerry
K. Pearlman, Richard J. Raskin, Alan Stone, Avery J. Stone, Ira N. Stone, James
H. Stone and Roger W. Stone.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space that follows.)


- --------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


Please sign exactly as name(s) appear on the front of this proxy card. If shares are held jointly or by two or more persons, each stockholder should sign.

Signature(s)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Date                                                                      , 1996
    ----------------------------------------------------------------------

STONE CONTAINER CORPORATION                        PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
- -------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 14, 1996.


The undersigned stockholder of Stone Container Corporation (the "Company") hereby appoints Randolph C. Read and Leslie T. Lederer, or either of them, with full power of substitution and revocation, to be attorneys and proxies to vote, as designated below, all of the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 1996, at 10:30 a.m. (C.D.S.T.) on the 80th floor, The Mid-America Club, 200 East Randolph Drive, Chicago, Illinois 60601, or any adjournment thereof, upon all subjects that may properly come before the meeting.

ELECTION OF DIRECTORS

     Nominees:      William F. Aldinger, III, Richard A. Giesen, James J.
                    Glasser, Jack M. Greenberg, George D. Kennedy, Howard C.
                    Miller, Jr., John D. Nichols, Jerry K. Pearlman, Richard J.
                    Raskin, Alan Stone, Avery J. Stone, Ira N. Stone, James H.
                    Stone and Roger W. Stone.

(NOTE: If authority is granted to vote for one of more nominees, unless otherwise specified below this proxy will authorize the Proxies to cumulate all votes represented hereby and to allocate such votes among such nominees as the Proxies shall determine, in their role and absolute discretion, in order to maximize the number of such nominees elected. To specify a different manner of cumulative voting, write "Cumulate For", the name(s) of the nominee(s) and the number of votes on the space that follows. See "Voting and Proxy" in the accompanying proxy statement for further information.)________________________
______________________________________________________________________________

                                                                     SEE REVERSE
                                                                         SIDE

/x/ PLEASE MARK YOUR                                                        3002
    VOTES AS IN THIS
    EXAMPLE.

- -------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
- -------------------------------------------------------------------------------

                    FOR       WITHHELD AS TO ALL NOMINEES

1. ELECTION OF      / /            / /  To withhold authority to vote for
   DIRECTORS                            any individual nominees(s), mark the
                                        "FOR" box and write the name of each
                                        such nominee on line provided below

__________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



Signature(s) of Stockholder(s)___________________________ DATE____________,1996

Please sign exactly as name(s) appear on the left side of this Proxy. If shares are held jointly or by two or more persons, each stockholder named should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.